Exhibit 99.1

XTI Aerospace Appoints Unusual Machines CEO

Dr. Allan Evans to Serve as Chairman of its Board of Directors

DALLAS, October 14, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI” or the “Company”), an aerospace and advanced technology platform and parent company of Drone Nerds, LLC, (“Drone Nerds”), a leading drone solutions platform serving commercial, enterprise and government customers, today announced the appointment of Dr. Allan Evans as a director and Chairman of its Board of Directors. His addition returns the Board to five members. In connection with Dr. Evans’ appointment as Chairman, the Board designated Mr. Ornstein as Vice Chairman of the Board.

“We are very pleased to welcome Allan to XTI’s Board,” said Jonathan Ornstein, XTI Aerospace’s Vice Chairman. “Allan brings deep engineering expertise, proven business development and corporate strategy experience, as well as a firsthand understanding of the domestic supply chain for the growing U.S. drone industry. We look forward to leveraging his experience at Unusual Machines as we seek to help advance the next generation of unmanned operations across complex environments.”

Dr. Evans, age 43, currently serves as Chief Executive Officer and a director of Unusual Machines, Inc. (NYSE American: UMAC), positions he has held since December 2023. From 2021 to 2023 he was Chief Operating Officer of Red Cat Holdings, Inc., a drone technology company and previously served as Chief Executive Officer of Fat Shark from 2017 until its acquisition by Red Cat in 2020. Dr. Evans received his PhD in Electrical Engineering from the University of Michigan.

Jeremy Schneiderman, Interim CEO, added, “XTI Aerospace and Drone Nerds are well-positioned to expand our leadership in the U.S. enterprise drone market, and Allan’s industry expertise, relationships, and strategic insight will be invaluable as we capitalize on that opportunity.”

“I am excited to work with Jeremy, XTI’s board, and the entire executive team as we focus on leveraging the Company’s leadership position in the U.S. drone market during this critical transition away from foreign manufacturers,” said Dr. Evans. “We have a unique opportunity to dramatically grow the business and drive meaningful outcomes for our partners and shareholders.”

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (“XTI”) (Nasdaq: XTIA) is focused on building a leading platform for commercial and government drone adoption in the growing unmanned aircraft systems (“UAS”) industry. Through its subsidiary, Drone Nerds, LLC, XTI supports enterprise and government customers in sectors including public safety, agriculture, construction, and energy across the drone program lifecycle, from hardware sourcing and deployment to training, service, repair, and the proprietary Always Flying™ program. Its established U.S. customer base and reputation as a trusted solutions provider position the company as a go-to-market partner for drone manufacturers and software developers seeking to scale in the domestic market.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this press release include, without limitation, statements regarding Dr. Evans’ expected contributions, the Company’s market position and growth opportunities, and trends in customer demand for domestically manufactured and NDAA-compliant drones. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including Drone Nerds’ reliance on DJI and other foreign suppliers, U.S. regulatory restrictions affecting foreign-manufactured drones and components, and the Company’s ability to execute its strategy. For additional risks, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission. The risks and uncertainties above are not exhaustive, and there may be additional risks that XTI presently does not know or that XTI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XTI’s expectations, plans or forecasts of future events and views as of the date of this press release. XTI anticipates that subsequent events and developments will cause XTI’s assessments to change. However, while XTI may elect to update these forward-looking statements at some point in the future, XTI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing XTI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

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